Exhibit 99.1
Morgan Stanley Direct Lending Fund Announces
Fourth Quarter and Full Year 2023 Earnings Release and Conference Call

NEW YORK, NY, February 14, 2024 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) ("MSDL”), a business development company externally managed by MS Capital Partners Adviser Inc., today announced it will release its financial results for the fourth quarter and fiscal year ended December 31, 2023 on Friday, March 1, 2024, before the market opens. MSDL will host a conference call at 10:00 am ET that day to review its financial results and conduct a question-and-answer session.

Conference Call Information

All interested parties are invited to participate in the live earnings conference call by using the following audio webcast link or dial-in details below:

a.Audio Webcast
b.Conference Call
c.Domestic: 877-400-0505
d.International: 323-701-0225
e.Passcode: 1562166

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the Investor Relations section of the Morgan Stanley Direct Lending Fund website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. As of September 30, 2023, MSDL had an investment portfolio of $3.1 billion measured by fair value, and a net asset value of $1.5 billion. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. Morgan Stanley Investment Management is a global investment manager with approximately $1.5 trillion of assets under management as of December 31, 2023. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit the Company’s website.

Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent MSDL’s belief regarding future events that, by their nature, are uncertain and outside of MSDL’s control. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Investors Michael Occi msdl@morganstanley.com

Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

Source: Morgan Stanley Direct Lending Fund